Exhibit 99.1

Results of 2019 Annual Meeting of Stockholders

Boston, United States Sydney, Australia 1 July 2019 AEST	BOSTON and SYDNEY – 1 July 2019 – GI Dynamics® Inc. (ASX: GID) (the Company) held its Annual Meeting of Stockholders on 30 June 2019 and in accordance with ASX Listing Rule 3.13.2, is pleased to announce that each of the resolutions put to stockholders as set forth in the Proxy Statement dated June 20, 2019, were passed.

The Information required under Section 251AA of the Corporations Act is attached.

About GI Dynamics

GI Dynamics®, Inc. (ASX:GID) is the developer of EndoBarrier®, the first endoscopically-delivered device therapy for the treatment of type 2 diabetes and obesity. EndoBarrier is not approved for sale and is limited by federal law to investigational use only. Founded in 2003, GI Dynamics is headquartered in Boston, Massachusetts. For more information please visit www.gidynamics.com.

Forward-Looking Statements

This announcement may contain forward-looking statements. These statements are based on GI Dynamics management’s current estimates and expectations of future events as of the date of this announcement. Furthermore, the estimates are subject to several risks and uncertainties that could cause actual results to differ materially and adversely from those indicated in or implied by such forward-looking statements.

Investor Relations United States: Janell Shields +1 (781) 357-3280 investor@gidynamics.com	These risks and uncertainties include, but are not limited to, risks associated with our ability to continue to operate as a going concern; our ability to raise sufficient additional funds to continue operations and to conduct the planned pivotal trial of EndoBarrier in the United States (STEP-1); our ability to execute STEP-1 under FDA’s Investigational Device Exemption; our ability to enlist clinical trial sites and enroll patients in accordance with STEP-1; the risk that the FDA stops STEP-1 early as a result of the occurrence of certain safety events or does not approve an expansion of STEP-1; our

Boston, United States Sydney, Australia 1 July 2019 AEST
ability to maintain compliance with our obligations under our existing convertible note and warrant agreements executed with Crystal Amber, including our obligations to make payment on the Note that is due on 1 October 2019; our ability to restructure the terms of the Note with Crystal Amber that is due on 1 October 2019 if we are unable to raise sufficient funds to enable us to fully repay such note when due; obtaining and maintaining regulatory approvals required to market and sell our products; the possibility that future clinical trials will not be successful or confirm earlier results; the timing and costs of clinical trials; the timing of regulatory submissions; the timing, receipt and maintenance of regulatory approvals; the timing and amount of other expenses; the timing and extent of third-party reimbursement; intellectual-property risk; risks related to excess inventory; risks related to assumptions regarding the size of the available market; the benefits of our products; product pricing; timing of product launches; future financial results; and other factors, including those described in our filings with the U.S. Securities and Exchange Commission.

Given these uncertainties, one should not place undue reliance on these forward-looking statements. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or otherwise, unless we are required to do so by law.

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Investor Relations
United States:
Janell Shields
+1 (781) 357-3280
investor@gidynamics.com

GI DYNAMICS INC ANNUAL MEETING

PROXY SNAPSHOT

SUNDAY 30 JUNE 2019

Proxies at 28/06/2019 15:34

		For	Open	Against	Total Valid Available Votes	As a % of Issued Capital	Abstain[1]
Resolution 1	Votes	16,003,676	0	3,781	16,007,457	83.04%	60
ELECTION OF ONE CLASS II DIRECTOR	Holders	1	0	1			1
	Percentage	99.98%	.00%	.02%

Resolution 2	Votes	6,679,729	0	50,090	6,729,819	34.91%	60
APPROVAL OF CONVERTIBLE NOTE FV US$1M	Holders	1	0	1			1
	Percentage	99.26%	.00%	.74%

Resolution 3	Votes	6,679,729	0	50,090	6,729,819	34.91%	60
APPROVAL OF ISSUE OF WARRANT	Holders	1	0	1			1
	Percentage	99.26%	.00%	.74%

Resolution 4	Votes	6,679,673	0	50,146	6,729,819	34.91%	60
APPROVAL OF CONVERSION NOTE FC US$3M	Holders	1	0	1			1
	Percentage	99.25%	.00%	.75%

Resolution 5	Votes	6,679,673	0	50,146	6,729,819	34.91%	60
APPROVAL OF ISSUE OF ADDITIONAL WARRANT	Holders	1	0	1			1
	Percentage	99.25%	.00%	.75%

Resolution 6	Votes	6,725,982	0	3,837	6,729,819	34.91%	60
APPROVAL OF AMENDMENT TO A CONVERTIBLE NOTE	Holders	1	0	1			1
	Percentage	99.94%	.00%	.06%

Resolution 7	Votes	16,064,750	0	281	16,065,031	83.34%	3,560
ADJOURNMENT OF THE MEETING	Holders	1	0	1			1
	Percentage	100.00%	.00%	.00%

Valid Proxies Lodged:    1

Total Issued Capital:    19,277,546

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[1]	Abstain votes are provided for information only and are not included in the calculation of Total Valid Available Votes